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Exhibit 11
LANVISION SYSTEMS, INC.

COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
For the three and six months ended July 31, 2003 and 2002

                                                             Three Months                  Six Months
                                                     ----------------------------   --------------------------
                                                         2003            2002          2003           2002
                                                     ------------    ------------   -----------    -----------
Net earnings(loss)                                   $    213,596    $    201,632   $  (462,196)   $   299,901
                                                     ============    ============   ===========    ===========

Average shares outstanding                              8,991,517       8,927,966     8,978,207      8,921,073
Stock options & purchase plan:
 Total options & purchase plan shares                     390,673         470,049             -        481,386
 Assumed treasury stock buyback                          (202,439)       (213,669)            -       (193,766)
Warrants assumed converted                                      -               -             -              -
Convertible redeemable preferred stock assumed
 converted                                                      -               -             -              -
                                                     ------------    ------------   -----------    -----------
Number of shares used in per
 common share computation                               9,179,751       9,184,346     8,978,207      9,208,693
                                                     ============    ============   ===========    ===========
Basic net earnings ( loss ) per share of common
 stock                                               $       0.02    $       0.02   $     (0.05)   $      0.03
                                                     ============    ============   ===========    ===========
Diluted net earnings ( loss ) per share of common
 stock                                               $       0.02    $       0.02   $     (0.05)   $      0.03
                                                     ============    ============   ===========    ===========
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